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                                                                   EXHIBIT 10.4


                         AGREEMENT AND GENERAL RELEASE


       Cotton States Mutual Insurance Company and its parent corporation, affiliates, subsidiaries, divisions, successors and assigns, and the employees, officers, directors and agents thereof, including the trustees, administrators and any other fiduciaries of the employee benefit plans of Cotton States mutual Insurance Company (collectively "Cotton States"), and Gary Meader, ("Gary") agree:

         1. LAST DAY OF EMPLOYMENT. Gary's last day of employment with Cotton States is May 31, 2001.

         2. CONSIDERATION. In consideration for Gary's signing this Agreement and General Release and his compliance with the promises made herein, Cotton States agrees:

                  a. to pay Gary bi-weekly payment of Seven Thousand Eight Hundred Eighty-four Dollars and Sixty-two Cents ($7,884.62), less lawful deductions, through the period ending May 31, 2001;

                  b. to transfer to Gary the title to his Company car, a 1999 Lincoln, effective September 1, 1999, with the actual cost of this vehicle to be added to Gary's 1999 W-2;

                  c. to pay the Company's portion of Gary's group health and life insurance premium through the period ending May 31, 2001, unless Gary obtains such group insurance through a new employer;

                  d. to pay Gary's monthly dues to Dunwoody Country Club through the period ending until December 31, 1999;

                  e. to provide Gary with a six-month outplacement program through The Mulling Group;

                  f. to allow Gary to receive his vested value (83%) of his 1997 Phantom Stock Award equal to the aggregate increase in the fair market value of the shares as of December 31, 1999; and

                  g. to allow Gary to receive his vested number (83%) of his 1997 performance shares if the performance target of $1.13 cents per share is achieved by December 31, 1999.

                  The payments in this paragraph shall begin after Cotton States receives a letter from Gary in the form attached as Exhibit A.

         3. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Gary understands and agrees he would not receive the monies and/or benefits specified in paragraph "2" above except for his execution of this Agreement and General Release and his fulfillment of the promises contained herein.

         4. REVOCATION. Gary may revoke this Agreement and General Release for a period of seven (7) days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Wendy M. Chamblee and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Wendy M. Chamblee or her designee, or mailed to Wendy
M. Chamblee and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Georgia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.


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         5.       GENERAL RELEASE OF CLAIMS. Gary knowingly and voluntarily
releases and forever discharges Cotton States of and from any and all claims, known and unknown, which against Cotton States, Gary, his heirs, executors, administrators, successors, and assigns (collectively "Gary") have or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

         -        The National Labor Relations Act, as amended;

         -        Title VII of the Civil Rights Act of 1964, as amended;

         - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         - The Employee Retirement Income Security Act of 1974, as amended;

         -        The Immigration Reform Control Act, as amended;

         -        The Americans with Disabilities Act of 1990, as amended;

         -        The Age Discrimination in Employment Act of 1967, as amended;

         -        The Fair Labor Standards Act, as amended;

         -        The Occupational Safety and Health Act, as amended;

         -        The Family and Medical Leave Act of 1993;

         - The Georgia Equal Employment for Persons with Disabilities Code, as amended;

         -        The Georgia Equal Pay Act;

         - any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         -        any public policy, contract, tort, or common law; or

         - any allegation for costs, fees, or other expenses including attorney's fees incurred in these matters.

         6. NO CLAIMS EXIST. Gary confirms he has no claim, charge, complaint, or action against Cotton States in any forum or form. In the event any such claim, charge, complaint or action is filed, Gary shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees.

         7. CONFIDENTIALITY. Gary agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to an attorney with whom he chooses to consult regarding his consideration of this Agreement and General Release.

         8. NO FUTURE APPLICATION FOR EMPLOYMENT. Gary shall not apply in the future for employment with Cotton States.


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         9.       GOVERNING LAW AND INTERPRETATION. This Agreement and General
Release shall be governed and conformed in accordance with the laws of the State of Georgia without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

         10. NONADMISSION OF WRONGDOING. Gary agrees neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Cotton States of any liability or unlawful conduct of any kind.

         11. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

         12. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties. Gary acknowledges he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement and General Release except for those set forth in this Agreement and General Release.

         GARY HAS BEEN ADVISED IN WRITING HE HAS UP TO TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. GARY ALSO HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION FO THIS AGREEMENT AND GENERAL RELEASE.

         GARY AGREES ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RE-START OR AFFECT IN ANY WAY THE ORIGINAL TWENTY-ONE DAY CONSIDERATION PERIOD.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AN TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, GARY FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIM HE HAS OR MIGHT HAVE AGAINST COTTON STATES.

         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:





                                       /s/ Gary Meader
                               ------------------------------------------------
                                       Gary Meader

                                         August 31, 1999
                               ------------------------------------------------
                               Date

                               Cotton States Mutual Insurance Company


                               By:               /s/ Wendy M. Chamblee
                                      -----------------------------------------
                                      [name]   Wendy M. Chamblee
                                      [title]  Vice President/Secretary

                                         August 18, 1999
                               ------------------------------------------------
                               Date


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                                   EXHIBIT A





MS. WENDY CHAMBLEE
Vice President of Human Resources
Cotton States Mutual Insurance Company
244 Perimeter Center Parkway, N.E.
Atlanta, Georgia  30346

                  Re:      Agreement and General Release

Dear Wendy:

         On August 31, 1999 I executed an Agreement and General Release between Cotton States and Me. I was advised by Cotton States, in writing, to consult with an attorney of my choosing prior to executing this Agreement and General Release.

         More than seven (7) days have passed since I executed the Agreement and General Release. I have at no time revoked my acceptance or execution of that Agreement and General Release and reaffirm my acceptance of it. Therefore, in accordance with the terms of our Agreement and General Release, I request payment of the monies described in paragraph 2 of that Agreement.

                               Very truly yours,

                               /s/  Gary Meader

                               Gary Meader






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